       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 2000
                                                      REGISTRATION NO. 333-____

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             NETSCOUT SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                      04-2837575
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             4 TECHNOLOGY PARK DRIVE
                               WESTFORD, MA 01886
                    (Address of Principal Executive Offices)

                              --------------------

               NEXTPOINT NETWORKS, INC. 1997 STOCK INCENTIVE PLAN
               NEXTPOINT NETWORKS, INC. 2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              --------------------

       ANIL K. SINGHAL, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
              NARENDRA POPAT, PRESIDENT AND CHIEF OPERATING OFFICER
                             NETSCOUT SYSTEMS, INC.
                             4 TECHNOLOGY PARK DRIVE
                               WESTFORD, MA 01886
                     (Name and Address of Agent For Service)

                                 (978) 614-4000
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------
                                   Copies to:

                              JOHN A. MELTAUS, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

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

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                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
                                                 OFFERING PRICE PER     AGGREGATE OFFERING
 TITLE OF SECURITIES TO       AMOUNT TO BE              SHARE                  PRICE            AMOUNT OF REGISTRATION
     BE REGISTERED            REGISTERED(1)                                                             FEE(2)
COMMON STOCK $0.001 PAR       14,440 shares             $1.2700               $18,338.80                       --
VALUE, TO BE ISSUED            8,718 shares             $1.9000               $16,564.20
UNDER THE NEXTPOINT           74,767 shares             $2.2800              $170,468.76
NETWORKS, INC. 1997           12,478 shares             $3.1600               $39,430.48
STOCK INCENTIVE PLAN         131,394 shares             $3.7900              $497,983.26

COMMON STOCK $0.001 PAR       24,178 shares             $8.8300              $213,491.74                       --
VALUE, TO BE ISSUED            7,926 shares            $13.8800              $110,012.88
UNDER THE NEXTPOINT
NETWORKS, INC. 2000
STOCK INCENTIVE PLAN

         TOTAL:              273,901 shares                --              $1,066,290.12                  $281.50

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(1)      This Registration Statement shall also cover any additional shares of
         Common Stock which become issuable upon exercise of options granted under either the NextPoint Networks, Inc. 2000 Stock Incentive Plan or the NextPoint Networks, Inc. 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of NetScout Systems, Inc.

(2) Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

         This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (No. 333-88131) relating to NetScout Systems, Inc. 1999 Employee Stock Purchase Plan, a Registration Statement on Form S-8 (No. 333-90971) relating to NetScout Systems, Inc. 1999 Stock Option and Incentive Plan and a Registration Statement on Form S-8 (No. 333-95647) relating to NetScout Systems, Inc. 1990 Stock Option Plan are effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

ITEM 8.  EXHIBITS.

EXHIBIT NO.      DESCRIPTION OF EXHIBIT

       4.1       Third Amended and Restated Certificate of Incorporation of the Registrant (filed as
                 Exhibits 3.3 and 4.1 to the Company's Registration Statement on Form S-1
                 (No. 333-76843) and incorporated herein by reference)

       4.2       Amended and Restated By-Laws of the Registrant (filed as Exhibits 3.2 and 4.2 to the
                 Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 and incorporated herein by reference)

       4.3       NextPoint Networks, Inc. - 1997 Stock Incentive Plan

       4.4       NextPoint Networks, Inc. - 2000 Stock Incentive Plan

       5         Opinion of Testa, Hurwitz & Thibeault, LLP

      23.1       Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5)

      23.2       Consent of PricewaterhouseCoopers LLP

      24         Power of Attorney (included as part of the signature page of this Registration
                 Statement)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, in the Commonwealth of Massachusetts, on this 18th day of July, 2000.

                           NETSCOUT SYSTEMS, INC.

                           By: /s/ Anil K. Singhal
                               -------------------------------------------------
                               Anil K. Singhal
                               Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of NetScout Systems, Inc., hereby severally constitute and appoint Anil K. Singhal, Narendra Popat and David Sommers, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable NetScout Systems, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                       TITLE                                   DATE
 /s/ Anil K. Singhal                  Chief Executive Officer and Chairman of the Board     July 18, 2000
-------------------------------       (Principal Executive Officer)
Anil K. Singhal

-------------------------------
Narendra Popat                        President, Chief Operating Officer and Director       July __, 2000

/s/ David Sommers                     Vice President and Chief Financial Officer            July 18, 2000
-------------------------------       (Principal Financial and Accounting Officer)
David Sommers

/s/ Joseph G. Hadzima, Jr.            Director                                              July 20, 2000
-------------------------------
Joseph G. Hadzima, Jr.

/s/ Kenneth T. Schiciano              Director                                              July 20, 2000
-------------------------------
Kenneth T. Schiciano

/s/ Richard J. Egan                   Director                                              July 14, 2000
-------------------------------
Richard J. Egan


                                  EXHIBIT INDEX

EXHIBIT NO.                 DESCRIPTION OF EXHIBIT
       4.1       Third Amended and Restated Certificate of Incorporation of the
                 Registrant (filed as Exhibits 3.3 and 4.1 to the Company's
                 Registration Statement on Form S-1 (No. 333-76843) and
                 incorporated herein by reference)

       4.2       Amended and Restated By-Laws of the Registrant (filed as
                 Exhibits 3.2 and 4.2 to the Company's Annual Report on Form
                 10-K for the fiscal year ended March 31, 2000 and incorporated herein by reference)

       4.3       NextPoint Networks, Inc. - 1997 Stock Incentive Plan

       4.4       NextPoint Networks, Inc. - 2000 Stock Incentive Plan

       5         Opinion of Testa, Hurwitz & Thibeault, LLP

      23.1       Consent of Testa, Hurwitz & Thibeault, LLP (included in
                 Exhibit 5)

      23.2       Consent of PricewaterhouseCoopers LLP

      24 Power of Attorney (included as part of the signature page of this Registration Statement)